Exhibit 14b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Phoenix Insight Funds Trust:

We consent to the use of our report dated February 22, 2006 with respect to the December 31, 2005 financial statements of Phoenix Insight Tax-Exempt Bond Fund (formerly Harris Insight Tax-Exempt Bond Fund), a series of Phoenix Insight Funds Trust, incorporated herein by reference, and to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Information Statement filed on Form N-14.



                                            /s/ KPMG LLP


Philadelphia, Pennsylvania
September 8, 2006